Exhibit 3.37

ARTICLES OF ORGANIZATION

OF

WFM NATURESMART, LLC

The undersigned, a natural person eighteen years of age or older, intending to organize a limited liability company pursuant to §§ 7-80-203, Colorado Revised Statutes (C.R.S.), delivers these Articles of Organization to the Colorado Secretary of State for filing, and states as follows:

1.                                       The name of the limited liability company is: WFM NatureSmart, LLC

2.                                       The principal place of business of the limited liability company is 1500 Fast 128th Avenue, Thomton, CO 80241.

3.                                       The name, and the business address, of the registered agent for service of process on the limited liability company are Capital Corporate Services, Inc.: 3500 East 17th Avenue, Denver, Colorado 80206.

4.                                       The management of the limited liability company is vested in the members

The name and business address of the initial member is: Whole Foods Group Market Inc., a Delaware corporation, at 601 N. Lamar, Suite 300, Austin, Texas, 78703.

5.                                       The address to which the Secretary of State may send a copy of this document upon completion of filing (or to which the Secretary of State may return this document if filing is refused) is Hallett & Perrin, P.C. 717 North Harwood, Suite 1400, Dallas, Texas 75201

Organizer:	/s/ Gordon T. Foote II	Signer’s Name printed:	/s/ Gordon T. Foote II
Gordon T. Foote II

FILED
DONETTA DAVIDSON
[ILLEGIBLE] - articles of organization [ILLEGIBLE]	COLORADO SECRETARY OF STATE
18374 - 1
20001251585 C
$ 100.00
SECRETARY OF STATE
12-22-2000 14:43:12

CHANGE OF NAME Please include a typed self-addressed envelope MUST BE TYPED FILING FEE: $25.00 MUST SUBMIT TWO COPIES	Mail to: Secretary of State Corporations Section 1680 Broadway, [ILLEGIBLE] 200 Denver, CO [ILLEGIBLE] (303) [ILLEGIBLE] Fax: (303) 894-2242	For office use only 032 FILED DONETTA DAVIDSON COLORADO SECRETARY OF STATE 20011097621 C $ 75.00 SECRETARY OF STATE 05-14-2001 15:16:39

DLLC 20001251585

AMENDMENT TO THE ARTICLES OF ORGANIZATION

FOR A COLORADO LIMITED LIABILITY COMPANY

Pursuant to the provisions of the Colorado Limited Liability Company Act, the Articles of Organization shall be amended as set forth herein:

WFM NatureSmart, LLC
Extract name of limited liability company

1500 West 128th Avenue
Principal Address

[ILLEGIBLE]	Colorado	[ILLEGIBLE]
City	State	Zip

CIRCLE ALL THAT APPLY:

A.                                             There is a change in the name of the limited liability company to:

NatureSmart, LLC

B.                                               There is a change in the dissolution date of the limited liability company to:

C.                                               There is a false or erroneous statement of the members desire to change any other statement in the Articles of Organization. Describe below:

D.                                              All of the members have selected to accept the 1994 amendments to the Limited Liability Company Act.

Whole Foods Market Group, Inc.

Signature	/s/ [ILLEGIBLE]
Manager

Revised 7/98

REPORT FOR REINSTATEMENT	FIELD
OF A SUSPENDED LIMITED LIABILITY COMPANY	DONETTA DAVIDSON
Form 495 Revised October 1, 2002	COLORADO SECRETARY OF STATE
Filing fee: $150.00
Deliver to: Colorado Secretary of State	20031320275 C
Business Division, 1560 Broadway, Suite 200	$ 200.00
Denver, CO 80202-5169	SECRETARY OF STATE
This document must be typed or machine printed	10-09-2003 14:51:52
Copies of filed documents may be obtained at www.sos.state.co.us	ABOVE SPACE FOR OFFICE USE ONLY

NLC 20001251585

Pursuant to § 7-80-305 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), this report for reinstatement is delivered to the Colorado Secretary of State for filing.

1.          The name of the limited liability company at the time of suspension:

 Naturesmart, LLC

2.          This entity was formed under the jurisdiction of Colorado.

3.          The effective date of administrative suspension: 5-1-03

4.          The name of the registered agent: Corporation Service Company

The street address of the registered agent: 1560 Broadway, Denver, CO 80202

If mail is undeliverable at this address, include PO Box address

5.          The address of the entity’s principal office: 10701 Melody Drive, North Glenn, CO 80241

6.          The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused are:  Harvey Kamil, NBTY, Inc., 90 Orville Drive, Bohemia, NY 11716

Causing a document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed or the act and deed of the entity on whose behalf the individual is causing the document to be delivered for filing and that the facts stated in the document are true.

[ILLEGIBLE]

Document processing fee		Colorado Secretary of State Date and Time: 03/19/2007 11:35 AM Id Number: 20001251585
If document is filed on paper If document is filed electronically	$150.00 $ 50.00	Document number: 20071138459
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.		ABOVE SPACE FOR OFFICE USE ONLY

Articles of Reinstatement

filed pursuant to §7-90-301, et seq. and §7-90-1003 of the Colorado Revised Statutes (C.R.S.)

ID Number	20001251585

1. Domestic entity name of the entity	NATURESMART, LLC

2. Following reinstatement the domestic entity name of the domestic entity shall comply with section 7-90-1004.

3. Registered agent
(if an individual)	(Last)	(First)	(Middle)	(Suffix)

OR

(if an entity)	CORPORATION SERVICE COMPANY

4. The person appointed as registered agent in the document has consented to being so appointed.

5. Registered agent street address	1560 Broadway Ste 2090
(Street name and number)

	Denver	CO	80202
	(City)	(State)	(Postal/Zip Code)

6. Registered agent mailing address (if different from above)
(Street name and number or Post Office Box information)

	(City)	(State)	(Postal/Zip Code)

United States
	(Province–If applicable)	(Country–if not US)
7. Principal office street address	90 ORVILLE DR
(Street name and number)

	BOHEMIA	NY	11716
	(City)	(State)	(Postal/Zip Code)
United States
	(Province–if applicable)	(Country–if not US)

Rev. 11/16/2005

8. Principal office mailing address	90 Orville Drive
(if different from above)	(Street name and number or Post Office Box Information)

	Bohemia	NY	11716
	(City)	(State)	(Postal/Zip Code)
United States
	(Province – if applicable)	(Country – if not US)

9. Date of formation of the entity	12/22/2000
(mm/dd/yyyy)

10. Date of dissolution	03/01/2007
(if known)	(mm/dd/yyyy)

11. If the entity’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

OR

If the entity’s period of duration as amended is perpetual, mark this box ☒.

12. (Optional) Delayed effective date
(mm/dd/yyyy)
13. Colorado statute under which the entity existed immediately prior to dissolution	CRS 7-80-203.

14. All applicable conditions of CRS §7-90-1002 have been satisfied.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

15. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing	Stirber	Madeline
	(Last)	(First)	(Middle)	(suffix)

90 Orville Drive
(Street name and number or Post Office Box information)

	Bohemia	NY	11716
	(City)	(State)	(Postal/Zip Code)

United States
	(Province–If applicable)	(Country–if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.